EXHIBIT 10.2
February 7, 2008

Re:	Termination of the Existing Facility
Goldman Sachs Credit Partners L.P.,
as Agent under the Existing Facility
described below (the “Existing Facility Agent”)
JPMorgan Chase Bank, N.A.,
as Agent under the New Credit
Facility described below (the “New Facility Agent”)
Ladies and Gentlemen:
          Reference is made to the $1,250,000,000 Credit Agreement, dated as of August 30, 2007, among Western Digital Technologies, Inc. (the “Company”), the lenders, agents and arrangers from time to time party thereto and Goldman Sachs Credit Partners L.P., as administrative agent (the “Existing Facility”).
          The Company hereby advises the New Facility Agent and the Existing Facility Agent that the Company expects to establish and cause to become effective on or about February 11, 2008 a new credit facility with JPMorgan Chase Bank, N.A. as administrative agent (the “New Credit Facility”), the effectiveness of which is conditioned upon the repayment of the loans and the termination of the commitments under the Existing Facility.
          Pursuant to Sections 2.04 and 2.09 of the Existing Facility, the Company hereby gives the Existing Facility Agent notice that, concurrently with, and conditioned upon, the effectiveness of the New Credit Facility, the commitments under the Existing Facility shall be terminated and all amounts owing by the Company under the Existing Facility shall be paid in full.
[signature follows]

Sincerely,

WESTERN DIGITAL TECHNOLOGIES, INC.
By:	/s/ Timothy M. Leyden
	Name:	Timothy M. Leyden
	Title:	Executive V.P. and CFO